EXHIBIT 10.8

ASSET PURCHASE AGREEMENT

ASSET PURCHASE AGREEMENT (the “Asset Purchase Agreement” or “Agreement”) made as of August 26, 2021, by and between and ADVANCED TEAR DIAGNOSTICS, LLC a Delaware Limited Liability Company (the “Seller” or “ATD”) and AXIM BIOTECHNOLOGIES, INC., a Delaware corporation, (the “Buyer” or “AXIM”).

WITNESSETH:

WHEREAS, Seller is the owner of certain eye disease diagnostic technology, including but not limited to a 510(K) license for Lactoferrin, a biomarker for dry eye disease, and a 510(K) license for IgE, a biomarker for allergic ocular reaction (“510(K) Licenses”), and the

WHEREAS, Buyer desires to purchase from the Seller, and Seller desires to sell to the Buyer, all of the Seller’s business, assets and properties used, held, acquired or developed for use in connection with the eye disease diagnostic technology, including but not limited to the two 510(K) Licenses (‘‘Eye Care Assets and Technology”) upon the terms and conditions hereinafter set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained and upon the terms and conditions hereinafter set forth, the parties hereto, intending to be legally bound, agree as follows:

1. PURCHASE AND SALE OF THE ASSETS. Upon the terms and conditions herein contained, at the Closing (as hereinafter defined), the Seller hereby sells, transfers, assigns, conveys and delivers to the Buyer and the Buyer hereby purchases from the Seller, all rights, title and interest of the Seller in and to all of the Seller’s assets and properties used, or held or developed for use, in the Eye Care Assets and Technology (the “Purchased Assets”), including, without limitation, the assets set forth on Schedule A hereto, free and clear of all liens, claims, pledges, mortgages, restrictions, obligations, security interests and encumbrances of any kind, nature and description (“Liens”). The Buyer is not assuming any liabilities in connection with the purchase of the Purchased Assets and the Seller shall timely discharge and satisfy all such liabilities when due.

2. CONSIDERATION. The purchase price to be paid by the Buyer to the Seller in connection with the purchase and sale of the Purchased Assets (the “Purchase Price”) shall be 7,000,000 shares of common stock of AXIM Biotechnologies, Inc., (par value $.0001) (“AXIM Stock”) valued at the closing price of AXIM Stock on August 25, 2021 of $.598 for a total of $4,186,000. The Seller hereby instructs the Buyer to pay to Advanced Tear Diagnostics, LLC 7,000,000 shares as the consideration payable by the Buyer to Seller, such AXIM Stock to be authorized and reserved in the manner set forth in Section 3.(B) and to be released by AXIM for delivery to ATD in accordance with Section 3(C).

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3. CLOSING. This closing of the transactions contemplated by this Agreement (the “Closing” ) shall be consummated in two closings. The parties agree as follows:

3.1. First Closing. The First Closing shall occur contemporaneously with the execution and delivery hereof. The obligations of the parties are set forth in this Section 3.1(a) and Section 3.1(b).

(a). Seller’s Obligations. The Seller wll1 provide to Buyer regarding the Purchased Assets the following:

(i) Bill of Sale transferring the Purchased Assets to Buyer in accordance with Schedule B hereto,

(ii) Transfer and assignment of the 51OK ‘ s to AX.IM, free of any Liens ,

(iii) Any and all technical information, including but not limited to the original 510(k) submission to the FDA for Lactoferrin and IgE, marketing and packaging materials and regulatory filings and notices, shall be transferred to AXIM, notification to the Food & Drug Administration of assignment of the 510K’stoAXIM

(iv) Post-closing, Seller shall execute all documentation necessary to accomplish the transfer of rights to Seller Assets.

(b). Buyer’s Obligations. The Buyer will provide to Seller regarding the Purchased Assets the following: The Buyer will authorize and reserve AXIM Stock in accordance with Schedule D “Share Reservation Letter” by which AXIM irrevocably instructs Axim’s transfer agent (“Transfer Agent”) to establish an authorized reserve of AXIM Stock for the benefit of ATD (“Reserved AXIM Stock”). The Reserved AXIM Stock will be held by the Transfer Agent until the release is authorized by AXIM in accordance with the terms of this Agreement.

3.2 Second Closing. The Second Closing shall occur on January 5, 2021. The obligations of the Parties are set forth in this Section 3. 2 (a) and Section 3.2 (b).

(a). Seller’s Obligations. Seller shall deliver to Buyer Lock-up/Leak-out Agreements in the form set forth in the attached Schedule C executed by those ATD limited partners (“ATD Members”) holding four (4) or more units of ownership in ATD prior to or contemporaneously with the Second Closing.

(b) Buyer Obligations. Contingent upon delivery by Seller and receipt by Buyer of all Lock-up/Leak-out Agreements of ATD Members holding four (4) or more ATD Units, Buyer shall instruct the Transfer Agent to authorize the release of Reserved AXIM Stock to ATD.

4. SELLER REPRESENTATIONS AND WARRANTIES. Seller hereby represents and warrants to, and agrees with, Buyer as follows:

4.1 Organization and Good Standing. The Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.

4.2 No Conflict. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, will not result in a breach, violation or default or give rise to an event which with the giving of notice or after the passage of time, or both, would result in a breach, violation or default of any of the terms or provisions of the Seller’s Certificate of Organization, Operating Agreement or of any statute, indenture, mortgage, deed of trust loan agreement or other material agreement, instrument or restriction to which the Seller is a party or by which the Seller or its assets may be bound or affected, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Seller.

4.3 Agreements. The Buyer has been provided a true and complete list of all contracts, instruments, commitments and agreements, whether oral or written, which it believes are presently in effect to which the Seller is a party or to which Seller is subject and which relate to the Purchased Assets.

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4.4 Authority. The Seller has full authority or capacity to execute and to perform this Agreement in accordance with its terms; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Seller and does not and will not result in a breach, violation or default or give rise to an event which, with the giving of notice or after the passage of time, or both, would result in a breach, violation or default of any of the terms or provisions or of the Certificate of Organization, Operating Agreement, any statute, indenture, mortgage, deed of trust, loan agreement or other material agreement, instrument or restriction to which the Seller is a party or by which the Seller or its assets may be materially bound or affected, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Seller; and no further authorization or approval, whether of governmental bodies or otherwise, is necessary in order to enable the Seller to enter into and perform the same; and this Agreement constitutes a valid and binding obligation enforceable against the Seller in accordance with its terms.

4.5 Compliance with Law. The Seller is not in violation in any material respect of any laws, governmental orders, rules or regulations, whether federal, state or local, to which it or any of its properties are subject.

4.6 Litigation. To the knowledge of the Company, there are no actions, suits, proceedings or investigations pending or, to the best of Seller’s knowledge, threatened against or affecting the Purchased Assets, of the Seller whether at law or in equity or admiralty or before or by any federal, state, municipal or other governmental department, commission, board, agency, court or instrumentality, domestic or foreign; nor is the Seller operating under, subject to, in violation of or in default with respect to, any judgment, order, writ, injunction or degree of any court or federal, state, municipal or other governmental department, commission, board, agency or instrumentality domestic or foreign. To the knowledge of the Company, no inquiries have been made by any governmental agency relating to the Seller which might form the basis of any such action, suit, proceeding or investigation, or which might require the Seller to undertake a course of action which would involve any expense.

4.7 Taxes. The Seller has filed, or caused to be filed, with all appropriate governmental agencies all required tax and information returns and have paid, caused to be paid or accrued all taxes (including, without limitation, all income, franchise, sales, excise and use taxes), assessments, charges, penalties and interest shown to be due and payable. The Seller has no liability, contingent or otherwise, for any taxes, assessments, charges, penalties or interest, other than amounts adequately reserved for. The Seller has not received directly or indirectly notice of, nor is it otherwise aware of an audit or examination; the Seller is not a party directly or indirectly to any action or proceeding by any governmental authority for assessment or collection of taxes, charges, penalties or interest; nor has any claim for assessment and collection been asserted against the Seller directly or indirectly; nor has the Seller executed a waiver of any statute of limitations with respect thereto. The Seller has paid, or caused to be paid, or adequately reserved for, all applicable corporate franchise taxes, unemployment taxes, payroll taxes, social security taxes, occupation taxes, ad valorem taxes, property taxes, excise taxes and imposts, sales and use taxes, and all other taxes of every kind, character or description required to be paid to the date hereof, and have received no notices and are not otherwise aware, of any deficiencies, adjustments or changes in assessments with respect to any such taxes. The Seller has duly filed, or caused to be filed, all reports or returns relating to or covering any such taxes or other charges which are due or required to be filed at the date hereof and no extensions of time are in effect for the assessment of deficiencies for such taxes in respect of any fiscal period.

4.8 Title to Assets. The Seller has good and marketable title to the Purchased Assets, free and clear of all Liens. To the knowledge of the Company, there are no assets, properties, business, goodwill, rights or services used in the conduct of the Business that are owned by any person or entity other than the Seller. The Seller has full right to transfer the Purchased Assets. The Purchased Assets are being sold as is and the Seller makes no express or implied warranties of merchantability or fitness for a particular purpose.

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4.9 Brokers or Finders. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the sale of the Purchased Assets to Buyer based upon arrangements made by or on behalf of Seller.

5. BUYER REPRESENTATIONS AND WARRANTIES. Buyer hereby represents and warrants to, and agrees with, Seller as follows:

5.1 Acknowledgement. The Seller has made no representations or warranties as to the Purchased Assets of the Seller, except as specifically set forth in this Agreement.

5.2 Authority. The Buyer has full authority or capacity to execute and to perform this Agreement in accordance with its terms; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby does not and will not result in a breach, violation or default or give rise to an event which, with the giving of notice or after the passage of time, or both, would result in a breach, violation or default of any of the terms or provisions or of the Articles of Organization, Operating Agreement, any statute, indenture, mortgage, deed of trust, loan agreement or other material agreement, instrument or restriction to which the Buyer is a party or by which the Buyer or its assets may be materially bound or affected, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Buyer; and no further authorization or approval, whether of governmental bodies or otherwise, is necessary in order to enable the Buyer to enter into and perform the same; and this Agreement constitutes a valid and binding obligation enforceable against the Buyer in accordance with its terms.

5.3 Brokers or Finders. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the sale of the Purchased Assets to Buyer based upon arrangements made by or on behalf of Buyer.

6. INDEMNIFICATION Seller shall indemnify and hold harmless Buyer, and their respective officers, directors and shareholders (each an “Indemnified Party”), from and against any and all demands, claims, actions or causes of action, judgments, assessments, losses, liabilities, damages or penalties and reasonable attorneys’ fees and related disbursements from creditors or shareholders of the Seller suffered by such Indemnified Party incident to, resulting from or arising out of the preparation or performance under this Agreement or incident to any claims, actions or liabilities arising as a result of the conduct of the Business by the Seller.

7. COVENANTS.

7.1 Restrictive Covenants.

(a)

Confidentiality. From and after the date hereof, the Seller will, and will cause its affiliates to, refrain from using or disclosing, and will take all commercially reasonable steps to prevent unauthorized use or disclosure of, any Confidential Information. In the event that a Seller reasonably believes after consultation with counsel that such Seller or affiliate is required by applicable law to disclose any Confidential Information, such Seller or affiliate may disclose only such Confidential Information as may be legally required, provided that it provides the Buyer with prompt notice before such disclosure so that the Buyer may attempt to obtain a protective order or other assurance that confidential treatment will be accorded to such Confidential Information and (ii) cooperates with the Buyer in attempting to obtain such order or assurance. “Confidential Information” means all information of a confidential or proprietary nature (whether or not specifically labeled or identified as “confidential”), in any form or medium, related to the Buyer’ business or its customers, suppliers, distributors or other business relations, including all information concerning finances, customer information, supplier information, products, services, prices, organizational structure and internal practices, forecasts, sales and other financial results, records and budgets, and business, marketing, development, sales and other commercial strategies, unpatented inventions, ideas, methods and discoveries, trade secrets, know-how, unpublished patent applications and other confidential intellectual property, designs, specifications, documentation, components, source code, object code, schematics, drawings, protocols and processes.

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(b)

Non-Competition. The Seller covenants and agrees that during the period beginning on the date hereof and ending upon the fifth (5th) anniversary of such date (the “Term”) the Seller and its affiliates will not, directly or indirectly, engage or participate in any manner (as an owner, equity holder, financing source, director, manager, officer, employee, agent, representative, consultant, service provider or otherwise) in any business that is or may reasonably be considered to be competitive with the Business or any presently contemplated expansions or extensions thereof, anywhere in the world.

(c)

Non-Disparagement. Each party hereby covenants and agrees that during the Term neither it nor its affiliates will, directly or indirectly, make any derogatory or disparaging statement or communication regarding the other party or any of the other party’s affiliates or the Business or any of their respective employees.

(d)

Blue-Pencil. If any court of competent jurisdiction shall at any time deem the term of any particular restrictive covenant contained in this Section 7.1 too lengthy, the geographic area covered too extensive or the scope too broad, the other provisions of this Section 7.1 shall nevertheless stand, the term shall be deemed to be the longest period permissible by law under the circumstances, the geographic area covered shall be deemed to comprise the largest territory permissible by law under the circumstances and the scope shall be as broad as permissible by law under the circumstances. The court in each case shall reduce the term, geographic area and or scope covered to permissible duration, size or breadth.

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(e)

Acknowledgements: Remedies. The Seller acknowledges and agrees that (i) the covenants and agreements set forth in this Section 7.1 were a material inducement to the Buyer to enter into this Agreement and to perform its obligations hereunder, (ii) the Buyer and its stakeholders would not obtain the benefit of the bargain set forth in this Agreement as specifically negotiated by the parties hereto if the Seller or any of their respective affiliates breached the provisions of this Section 7.1, (iii) any breach of the provisions of this Section 7.1 by the Seller or any of its respective affiliates would result in a significant loss of goodwill by the Buyer, (iv) the consideration paid by the Buyer to the Seller hereunder is sufficient consideration to make the covenants and agreements set forth herein enforceable , (v) the length of time, scope and geographic coverage of the covenants set forth in this Section 7.1 is reasonable given the benefits the Seller will directly or indirectly receive hereunder, (vi) the Seller is familiar with all the restrictive covenants contained in this Section 7.l and is fully aware of its obligations hereunder, and (vii) the Seller will not challenge the reasonableness of the time, scope, geographic coverage or other provisions of this Section 7.1 in any proceeding, regardless of who initiates such proceeding. The Seller further acknowledges and agrees that irreparable injury will result to the Buyer if the Seller or any of its affiliates breaches any of the terms of this Section 7.1, and that in the event of an actual or threatened breach by the Seller or any of its affiliates of any of the provisions contained in this Section 7.1, the Buyer will have no adequate remedy at law. The Seller accordingly agrees that in the event of any actual or threatened breach by the Seller or any of its affiliates of any of the provisions contained in this Section 7.1, the Buyer shall be entitled to injunctive and other equitable relief without (i) the posting of any bond or other security, (ii) the necessity of showing actual damages and (iii) the necessity of showing that monetary damages are an inadequate remedy. Nothing contained herein shall be construed as prohibiting the Buyer from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of any damages that it is able to prove. The Seller shall cause its affiliates to comply with this Section 7.1, and shall be liable for any breach by any of its affiliates of this Section 7.1. In the event of a breach or violation by the Seller or any of its affiliates of this Section 7.1, the Term shall be extended by a period of time equal to the period of time during which such person or entity violates the terms of this Section 7.1.

7.2 Transfer Taxes. All transfer, documentary, sales, use, registration, stamp and other taxes and fees (including any penalties and interest thereon) incurred in connection with the transactions contemplated by this Agreement (together, “Transfer Taxes”) shall be paid by the Seller when due, and the Seller shall, at its expense, file all necessary tax returns and other documentation with respect to all such Transfer Taxes.

7.3 Publicity. The Buyer shall be allowed to issue any press release or make any public announcement or filing (including any filing with the U.S. Securities and Exchange Commission (the “SEC”)) concerning this Agreement or the transactions contemplated herein without obtaining the prior written approval of the Seller, which approval will not be unreasonably withheld or delayed.

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7.4 Release. The Seller, on the Seller’s own behalf and on behalf of its heirs, successors, trustees, executors, administrators, assigns and any other person or entity that may claim by, through or under the Seller (collectively, the “Seller Releasing Parties”), hereby (i) irrevocably waives, releases and discharges the Buyer and its affiliates and each of their respective present and former managers, directors, officers, employees, agents and representatives (collectively, the “Buyer Released Parties”) from any and all liabilities of any kind or nature whatsoever in respect of any cause, matter or thing relating to any of the Buyer Released Parties occurring or arising on or prior to the date of this Agreement, except for any rights or obligations under this Agreement or the Asset Purchase Agreement, and (ii) agrees that no Seller Releasing Party will bring or voluntarily participate in or assist any legal proceeding that relates to any matter released pursuant to clause (i) of this Section 7.4.

8. MISCELLANEOUS,

8.1 Binding Effect. This Agreement shall insure to the benefit of, and shall be binding upon, the parties hereto and their respective successors and permitted assigns. Except as otherwise set forth herein, this Agreement may not be assigned by any party hereto without the prior written consent of the parties hereto. Except as otherwise set forth herein, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

8.2 Notices. All notices, requests, demands and other communications which are required to be or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person, or transmitted by telecopy or telex, or upon receipt after dispatch by certified or registered first class mail, postage prepaid, return receipt requested, to the party to whom the same is so given or made, at the following addresses (or such others as shall be provided in writing hereinafter):

If to the Seller, to: Advanced Tear Diagnostics; LLC Attention: Mark Smith

If to Buyer, to: Axim Biotechnologies Inc.; Attention: John Huemoeller.

8.3 Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

8.4 Further Assurances. After the Closing, at the request of either party, the other party shall execute, acknowledge and deliver, without further consideration, all such further assignments, conveyances, endorsements, deeds, powers of attorney, consents and other documents and take such other action as may be reasonably requested to consummate the transactions contemplated by the Agreement. The Seller shall reasonably cooperate with the Buyer, at the Buyer’s request and at the Buyer’s expense, in connection with the delivery of any of the Purchased Assets.

8.5 Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not be deemed to be a part of this Agreement or to affect the meaning or interpretation of this Agreement.

8.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

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8.7 Governing Law; Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO ITS RULES OF CONFLICT OF LAWS. Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the San Diego Court or, if such court does not have jurisdiction over a particular matter, any court of the United States located in the State of California or of any California state court in the event any dispute arises out of this Agreement or the Transactions, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this Agreement or the Transactions in any court other than a court of the United States located in the State of California or a California state court and (d) consents to service of process in the manner provided for in this Section 8.7. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (Ill) EACH SUCH PARTY MAKES THIS WANER VOLUNTARILY, AND EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

8.8 Severability. If any term or provision of this Agreement shall to any extent be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

8.9 Amendments. This Agreement may not be modified or changed except by an instrument or instruments in writing executed by the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Asset Purchase Agreement dated as of August, 26 2021 to be duly executed as of the date first above written.

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SCHEDULE A

PURCHASED ASSETS

1) FDA 510 (k) Licenses for Lactoferrin 51O(k) and IgE 51O(k) and all related information included but not limited to:

Clinical Studies

FDA Correspondence, including original 51O(k) submission for Lactoferrin and IgE and assignment from Touch Scientific to Advanced Tear Diagnostics, LLC

2) Technological information for the purposes of performing a technology transfer of Purchased Assets

3) Marketing Materials

4) Industry Contacts and Customer Information

5) Trademarks

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SCHEDULE B

BILL OF SALE

This BILL OF SALE (this “Bill of Sale”) dated this 26th of August, 2021, is made by Advanced Tear Diagnostics, LLC, (“Transferor”) for the benefit of Axim Biotechnologies, Inc., (“Transferee”).

RECITALS:

A. Pursuant to that certain Asset Purchase Agreement, dated as of the date hereof, by and between Transferor and Transferee (the “Asset Purchase Agreement”), Transferor agreed to sell, transfer, assign, convey and deliver to Transferee at the Closing, and Transferee agreed to purchase from Transferor at the Closing, all of Transferor’s right, title and interest in and to the Purchased Assets.

B. Pursuant to the Asset Purchase Agreement, Transferor is executing and delivering this Bill of Sale, effective as of the Closing, as evidence of such sale, transfer, assignment, conveyance and delivery to Transferee all of Transferor’s right, title and interest in and to the Acquired Assets comprising tangible personal property.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Transferor hereby agrees as follows:

1. Defined Terms. Capitalized terms which are used but not otherwise defined in this Bill of Sale shall have the meaning ascribed to such terms in the Asset Purchase Agreement.

2. Transfer. Effective as of the Closing, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Transferor does hereby sell, transfer, assign, convey and deliver to Transferee all of Transferor’s right, title and interest in and to all of the Purchased Assets comprising tangible personal property, on the terms and subject to the conditions set forth in the Asset Purchase Agreement.

3. Binding Effect. This Bill of Sale and all of the provisions hereof will be binding upon and inure to the benefit of each of Transferor and Transferee and their respective successors and permitted assigns.

4. Governing Law. This Bill of Sale, attached to and a part of the Asset Purchase Agreement, shall be construed and enforced in accordance with, and governed by, the laws of the State of California (without giving effect to the principles of conflicts of law thereof).

5. Construction. This Bill of Sale is delivered pursuant to, and is subject to the terms of, the Asset Purchase Agreement. Nothing contained in this Bill of Sale shall amend, enlarge, restrict or otherwise modify the terms of the Asset Purchase Agreement or any agreement ancillary thereto. In the event of any ambiguity or conflict between the terms hereof and the Purchase Agreement, the terms of the Purchase Agreement shall govern and be controlling.

6. Execution and Electronic Delivery. A signed copy of this Bill of Sale delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Bill of Sale.

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IN WITNESS WHEREOF, this Bill of Sale has been duly executed and delivered by Transferor as of the date first above written.

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SCHEDULE C

ATD MEMBER LOCK-UP/LEAK OUT AGREEMENTS

This Lock-Up/ Leak-Out Agreement is effective when Axim shares are transferred to ATD, scheduled for January 5th, 2021 (“ Agreement”), and is made by and between AXIM Biotechnologies, Inc. (“AX.IM”) and the “Undersigned” whose name appears below. Note: relative to any and all Axim shares subsequently distributed pro rata to ATD members, the restrictions listed in this agreement shall not apply to any ATD member owning less than 4 units. These restrictions would apply to all ATD members owning 4 units or more.

The Undersigned agrees as follows:

(a) This Agreement supersedes and replaces any prior agreement, arrangement or understanding insofar as they may relate to the sale of AXIM shares of common stock by the Undersigned.

(b) The “Lock Up Period” shall be for a period of 6 months from the date on the AXIM stock certificate received by the Undersigned.

(c) The Undersigned agrees that, during the Lock Up Period, the Undersigned shall not, without the prior written permission of AXIM, directly or indirectly, offer, issue, sell, contract to sell (including, without limitation, any short sale), grant any option for the sale of, pledge, or otherwise dispose of or transfer any shares of AXIM common stock (the “Shares”),provided, however, that the foregoing restrictions shall not apply to (i) dispositions by gift, will or by the laws of descent and distribution, or otherwise to the undersigned’s parents, siblings, spouse, children, or grandchildren, (ii) a trust for the benefit of the undersigned’s parents, siblings, spouse, children, or grandchildren, (iii) a partnership, the general partner of which is the undersigned or the undersigned’s parents, siblings, spouse, children, or grandchildren, or a corporation or limited liability company, a majority of whose outstanding equity securities is owned of record or beneficially by the undersigned or by any of the foregoing; provided that, in each case, such transferee agrees in writing to be bound by the terms hereof.

(d) Following the Lock Up Period, and for a period of 12 months thereafter, the Undersigned shall restrict sales of the Shares as follows: The Shares may be sold subject to the previous day’s average daily volume limitation of 5% (in the aggregate of all shares sold by the Undersigned and any transferee(s) or assignee(s) of the Undersigned) of the daily volume of shares of AXIM stock sold in the public market. This provision shall be binding upon the Undersigned and any transferee(s) or assignee(s) thereof.

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(e) The number of Shares subject to this Agreement shall be proportionately adjusted in the event of a stock split or reverse stock split of AXIM’s common stock.

(f) The Undersigned warrants and represents that all sales of the Shares will comply with Section 4(a)(l) of the Securities Act of 1933, as amended, and Rule 144 thereunder.

So Agreed:

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SCHEDULE D

SHARE RESERVATION LETTER

Justeene Blankenship

Action Stock Transfer

2469 E. Fort Union Blvd, Suite 214 Salt Lake City, UT 84121

Re: AXIM Biotechnologies, Inc. (the “Company”) Irrevocable Letter of Instructions to Transfer Agent

Dear Justeene:

Please refer to the attached Exhibit A Binding Term Sheet effective July 29, 2021, and made by and between the Company and Advanced Tear Diagnostics, LLC, (“AID”).

Please be advised that on August 26, 2021, the Company and AID reached a definitive agreement pursuant to the terms of the Term Sheet pursuant to which the Company agreed to issue ATD 7,000,000 shares of its Common Stock.

Please allow this to serve as the Company’s irrevocable letter of instructions, authorization and directions to Action Stock Transfer Corporation, or its successors, as Company’s transfer agent to immediately establish an authorized reserve of 7,000,000 shares of Company Common Stock for the benefit of Advanced Tear Diagnostics, LLC.

Thank you.

AXIM BIOTECHNOLOGIES, INC.

John W. Huemoeller II CEO & President

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